UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) April 27, 2012

WATSCO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

1-5581	59-0778222
(Commission File Number)	(IRS Employer Identification No.)

2665 South Bayshore Drive, Suite 901

Miami, Florida 33133

(Address of Principal Executive Offices, Including Zip Code)

(305) 714-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 27, 2012 (the “Closing Date”), Watsco, Inc., a Florida corporation (the “Company”) and Watsco Canada, Inc., a corporation organized under the laws of New Brunswick, Canada, and a wholly-owned subsidiary of the Company (“Watsco Canada” and, together with the Company, the “Borrowers”), entered into an unsecured, five-year $500,000,000 syndicated credit agreement (the “New Credit Facility”) with nine lenders (the “Lenders”), JPMorgan Chase Bank, N.A. as Administrative Agent (the “Administrative Agent”), Bank of America, N.A. and Wells Fargo Bank, National Association as Co-Syndication Agents, and U.S. Bank National Association as Documentation Agent. The New Credit Facility replaces in its entirety both the Company’s prior five-year $300,000,000 revolving credit facility, entered into as of August 3, 2007, and the three-year $125,000,000 revolving credit facility entered into as of July 1, 2009, under which the Company’s 60% owned subsidiary, Carrier Enterprise, LLC, was borrower (together, the “Prior Credit Facilities”). On the Closing Date, the Borrowers borrowed approximately $154,000,000 under the New Credit Facility, the proceeds of which were used both to repay outstanding borrowings, including accrued but unpaid interest thereon, under the Prior Credit Facilities and for the acquisition of a 60% controlling interest in the new joint venture described in Item 2.01 of this Current Report on Form 8-K. Any additional borrowings under the New Credit Facility may be used for, among other things, funding seasonal working capital needs and other general corporate purposes, including acquisitions, dividends, stock repurchases and issuances of letters of credit.

The terms of the New Credit Facility also provide for a $50,000,000 swingline subfacility, a $50,000,000 letter of credit subfacility and a $75,000,000 multicurrency borrowing sublimit. As of the Closing Date, approximately $154,000,000 of borrowings was outstanding under the New Credit Facility.

Borrowings under the New Credit Facility accrue interest at different rates depending on the types of advances or loans the Borrowers select under the New Credit Facility. At the Borrower’s election, borrowings under the New Credit Facility bear interest either at LIBOR-based rates plus a spread which ranges from 100 to 275 basis-points (LIBOR plus 112.5 basis-points as of the Closing Date), depending upon the Company’s ratio of total debt to EBITDA, or on rates based on the higher of the prime rate announced by the Administrative Agent or the Federal Funds Rate, in each case plus a spread which ranges from 0 to 175 basis-points (12.5 basis-points as of the Closing Date), depending upon the Company’s ratio of total debt to EBITDA. The Company pays a variable commitment fee on the unused portion of the commitment, ranging from 12.5 to 40 basis-points (15 basis-points as of the Closing Date).

The outstanding balance under the New Credit Facility may be prepaid at any time without premium or penalty. The New Credit Facility contains customary affirmative and negative covenants, including two financial covenants with respect to the Company’s consolidated leverage and interest coverage ratios and other customary restrictions. Additionally, the New Credit Facility contains customary events of default and remedies upon an event of default, including termination of the commitments of the lenders thereunder and the acceleration of repayment of outstanding amounts under the New Credit Facility.

The Company’s performance and payment obligations under the New Credit Facility are guaranteed by substantially all of the Company’s wholly-owned subsidiaries.

Certain of the lenders party to the New Credit Facility, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries, for which they have received, and will receive, customary fees and expenses.

The foregoing description of the New Credit Facility is qualified in its entirety by reference to the New Credit Facility which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 1.02.

On the Closing Date, in connection with entering into the New Credit Facility, the Company’s Prior Credit Facilities were terminated. The Borrowers borrowed approximately $154,000,000 under the New Credit Facility, the proceeds of which were used both to repay outstanding borrowings, including accrued but unpaid interest thereon, under the Prior Credit Facilities and for the acquisition of a 60% controlling interest in the new joint venture described in Item 2.01 of this Current Report on Form 8-K. Additionally, under the terms of the New Credit Facility, $4,925,694 of letters of credit outstanding under the Prior Credit Facilities will remain outstanding under the terms and conditions set forth at the time of their issuance and reduce the availability under the New Credit Facility.

The Company incurred no penalties in connection with the termination of the Prior Credit Facilities. The material terms of the Prior Credit Facilities are described in the Company’s 2011 Annual Report to Shareholders under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources”, and such description is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company completed the formation of Carrier Enterprise Canada, L.P. (“Carrier Enterprise Canada”), a joint venture with UTC Canada Corporation (“UTC Canada”), an affiliate of Carrier Corporation (“Carrier”), pursuant to the previously reported Asset Purchase Agreement, dated March 13, 2012, by and between UTC Canada, the Company and Carrier Enterprise Canada (the “Purchase Agreement”) and executed a shareholders’ agreement for Carrier Enterprise Canada, which establishes the manner in which Carrier Enterprise Canada is to be managed (the “Shareholders’ Agreement”). Carrier Enterprise Canada will operate 35 locations throughout the provinces and territories of Canada and serve approximately 5,000 air conditioning and heating contractors. In the formation of the joint venture, UTC Canada contributed its Canadian distribution business and retained a 40% noncontrolling interest in Carrier Enterprise Canada. The Company purchased a 60% controlling interest in the joint venture for cash consideration of CAD$168,870,000.

Carrier and its affiliates are key suppliers to the Company and accounted for 54% of purchases made by the Company for the year ended December 31, 2011.

The foregoing description of the Purchase Agreement and the Shareholders’ Agreement is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement and the Shareholders’ Agreement, which are attached as Exhibit 2.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and each of which is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Company.

The information set forth in Item 1.01 and Item 1.02 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

As previously reported, contemporaneously with the Company’s entering into the Purchase Agreement, the Company entered into a subscription agreement (the “Subscription Agreement”) with UTC Canada and Carrier, pursuant to which the Company agreed to issue and sell to UTC Canada, and UTC Canada agreed to purchase from the Company, between 750,000 and 1,250,000 shares of the Company’s Common stock, par value $0.50 per share (“Common Stock”).

On the Closing Date, the Company amended its amended and restated shareholder agreement by and between the Company and Carrier, dated January 24, 2012 (the “Shareholder Agreement”), to include UTC Canada and pursuant to the Subscription Agreement, issued 1,250,000 shares of unregistered Common Stock for CAD$88,269,390 to UTC Canada. The Company offered and sold the shares of Common Stock to UTC Canada in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). UTC Canada represented to the Company that it is either a “qualified institutional buyer” as defined by Rule 144A promulgated under the Securities Act or an “accredited investor” as defined by Rule 501(a) of Regulation D promulgated under the Securities Act.

The foregoing description of the Subscription Agreement and the Shareholder Agreement is only a summary and is qualified in its entirety by reference to the full text of the Subscription Agreement and the Shareholder Agreement, which are attached as Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K and each of which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description

2.1*	Asset Purchase Agreement dated March 13, 2012 by and between UTC Canada Corporation, Watsco, Inc., Watsco Canada, Inc. and Carrier Enterprise Canada, L.P. (incorporated herein by reference to Exhibit 2.1 to Watsco, Inc.’s Current Report on Form 8-K dated March 13, 2012 and filed with the SEC on March 14, 2012).

10.1	Credit Agreement dated as of April 27, 2012, by and among Watsco, Inc., as Borrower, Watsco Canada, Inc., as Canadian Borrower, the Lenders From Time to Time Party Thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, Bank of America, N.A. and Wells Fargo Bank, National Association as Co-Syndication Agents and U.S. Bank National Association as Documentation Agent.

10.2	Carrier Enterprise Canada (G.P.), Inc. Shareholders’ Agreement dated as of April 27, 2012.

10.3	Subscription Agreement dated March 13, 2012 by and between Watsco, Inc., UTC Canada Corporation and Carrier Corporation (incorporated herein by reference to Exhibit 10.1 to Watsco, Inc.’s Current Report on Form 8-K dated March 13, 2012 and filed with the SEC on March 14, 2012).

10.4	Second Amended and Restated Shareholder Agreement by and among Watsco, Inc., Carrier Corporation and UTC Canada Corporation, dated as of April 27, 2012.

*	Certain schedules and exhibits to the Asset Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WATSCO, INC.

	By:	/s/ Ana M. Menendez
Ana M. Menendez,
Dated: May 3, 2012		Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Asset Purchase Agreement dated March 13, 2012 by and between UTC Canada Corporation, Watsco, Inc., Watsco Canada, Inc. and Carrier Enterprise Canada, L.P. (incorporated herein by reference to Exhibit 2.1 to Watsco, Inc.’s Current Report on Form 8-K dated March 13, 2012 and filed with the SEC on March 14, 2012).

10.1	Credit Agreement dated as of April 27, 2012, by and among Watsco, Inc., as Borrower, Watsco Canada, Inc., as Canadian Borrower, the Lenders From Time to Time Party Thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, Bank of America, N.A. and Wells Fargo Bank, National Association as Co-Syndication Agents and U.S. Bank National Association as Documentation Agent.

10.2	Carrier Enterprise Canada (G.P.), Inc. Shareholders’ Agreement dated as of April 27, 2012.

10.3	Subscription Agreement dated March 13, 2012 by and between Watsco, Inc., UTC Canada Corporation and Carrier Corporation (incorporated herein by reference to Exhibit 10.1 to Watsco, Inc.’s Current Report on Form 8-K dated March 13, 2012 and filed with the SEC on March 14, 2012).

10.4	Second Amended and Restated Shareholder Agreement by and among Watsco, Inc., Carrier Corporation and UTC Canada Corporation, dated as of April 27, 2012.

*	Certain schedules and exhibits to the Asset Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.